SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SAND HILL IT SECURITY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	20-0996152
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3000 Sand Hill Road Building 1, Suite 240 Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-114861

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None

Securities to be registered pursuant to Section 12(g) of the Act:

Units

Title of Class

Common Stock $.01 Par Value

Title of Class

Common Stock Purchase Warrants

Title of Class

Page 1 of 3 Pages

ITEM 1.	Description of Securities To Be Registered.

The information required by this item is contained in the Section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-114861) that was initially filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2004, together with all amendments filed with respect thereto, (the “Registration Statement”). This information is incorporated herein by reference.

ITEM 2.	Index to Exhibits.

*3.1	Certificate of Incorporation

*3.2	Bylaws

*4.1	Specimen Unit Certificate

*4.2	Specimen Common Stock Certificate

*4.3	Specimen Warrant Certificate

*4.4	Form of Unit Purchase Option to be granted to Representatives

*4.5	Form of Warrant Agreement between American Stock Transfer and Trust Company and the Registrant

* Incorporated by reference from the Company’s Registration Statement on Form S-1, as amended, which was initially filed with the Securities and Exchange Commission on April 26, 2004.

Page 2 of 3 Pages

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 23, 2004

SAND HILL IT SECURITY ACQUISITION CORP.

By:	/s/ Humphrey P. Polanen
Humphrey P. Polanen Chief Executive Officer

Page 3 of 3 Pages